Exhibit 7(b)(2)

Amendment No. 6 GMIB Agreement

AMENDMENT NO. 6

to the

VARIABLE ANNUITY GMIB REINSURANCE AGREEMENT

effective October 1, 2002

between

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

(formerly MERRILL LYNCH LIFE INSURANCE COMPANY)

(the “CEDING COMPANY”)

and

ACE TEMPEST LIFE REINSURANCE LTD.

(the “REINSURER”)

Effective May 1, 2015, this Amendment is hereby attached to and becomes a part of the above-described Agreement. It is mutually agreed that the Agreement will be updated to properly reflect fund changes and endorsements.

To effect these changes, the following provisions of the Agreement are hereby amended:

•	Schedule B-2, Subaccounts Subject to this Reinsurance Agreement is hereby replaced by the attached Schedule B-2

Transamerica Advisors Life Insurance Company		ACE Tempest Life Reinsurance Ltd.

By	/s/ Carl Fagenbaum	By	/s/ Alberto Autmezguine
Name	Carl Fagenbaum	Name	Alberto Autmezguine
Title	Vice President	Title	SVP & Chief Actuary
Date	7/16/15	Date	7/15/15

SCHEDULE B-2

Subaccounts Subject to this Reinsurance Agreement

Retirement Plus

BlackRock Variable Series Funds, Inc.

BlackRock Managed Volatility V.I. Fund (5)

BlackRock Basic Value V.I. Fund

BlackRock Total Return V.I. Fund

BlackRock Money Market V.I. Fund (1)

BlackRock Capital Appreciation V.I. Fund

BlackRock Global Allocation V.I. Fund

BlackRock Global Opportunities V.I. Fund

BlackRock U.S. Government Bond V.I. Fund

BlackRock High Yield V.I. Fund

BlackRock S&P 500 Index V.I. Fund

BlackRock International V.I. Fund

BlackRock Large Cap Core V.I. Fund

BlackRock Large Cap Growth V.I. Fund

BlackRock Large Cap Value V.I. Fund

BlackRock Value Opportunities V.I. Fund

BlackRock Equity Dividend V.I. Fund (2)

Transamerica Series Trust

TA QS Investors Active Asset Allocation – Moderate (7)

TA QS Investors Active Asset Allocation – Conservative (8)

TA QS Investors Active Asset Allocation – Moderate Growth (9)

TA Legg Mason Dynamic Allocation – Balanced

TA Legg Mason Dynamic Allocation – Growth

TA Managed Risk – Balanced ETF (10)

TA Managed Risk – Conservative ETF (11)

TA Managed Risk – Growth ETF (12)

TA Market Participation Strategy

TA PIMCO Tactical – Balanced

TA PIMCO Tactical – Conservative

TA PIMCO Tactical – Growth

Invesco Variable Insurance Funds

Invesco V.I. American Franchise Fund (3)

Invesco V.I. Core Equity Fund

Invesco V.I. Comstock Fund (4)

AllianceBernstein Variable Products Series Fund, Inc.

AllianceBernstein Large Cap Growth Portfolio (13)

AllianceBernstein Global Thematic Growth Portfolio

American Century Variable Portfolios, Inc.

VP International Fund

VP Ultra Fund

Davis Variable Account Fund, Inc.

Davis Value Portfolio

Federated Insurance Series

Federated Managed Trail Risk Fund (6)

Federated Kaufmann Fund II

MFS Variable Insurance Trust

MFS Growth Series

PIMCO Variable Insurance Trust

Total Return Portfolio

(1)	Available both through Account A and Account B
(2)	Closed to allocations of new premium payments and incoming transfers
(3)	Invesco V.I. Capital Appreciation fund was re-organized into this fund / closed to new investments
(4)	Formerly known as Invesco Van Kampen VI Comstock Fund
(5)	Formerly known as BR Balanced Capital / closed to new premiums and incoming transfers
(6)	Replaces Federated Capital Appreciation Fund II
(7)	Formerly known as Transamerica Aegon Tactical Vanguard ETF – Balanced
(8)	Formerly known as Transamerica Aegon Tactical Vanguard ETF - Conservative
(9)	Formerly known as Transamerica Aegon Tactical Vanguard ETF - Growth
(10)	Formerly known as TA Vanguard ETF - Balanced
(11)	Formerly known as TA Vanguard ETF - Conservative
(12)	Formerly known as TA Vanguard ETF - Growth
(13)	Closed to new investments

SCHEDULE B-2 (Continued)

Subaccounts Subject to this Reinsurance Agreement

IRA Annuity

BlackRock Funds

Basic Value Fund

Total Return Fund

Capital Appreciation Fund

Global Allocation Fund

S&P 500 Stock Fund (3)

US Government Bond Fund

Value Opportunities Fund

Bond Fund

Ready Assets Prime Money Fund

Invesco Funds

Charter Fund

Equity and Income Fund

Comstock Fund

Mid Cap Growth Fund

American Franchise Fund

AllianceBernstein

AllianceBernstein Growth and Income Fund

AllianceBernstein Large Cap Growth Fund

Allianz Funds

NFJ Small Cap Value Fund (2)

NFJ Mid-Cap Value Fund

American Funds

Bond Fund of America (2)

Growth Fund of America (2)

Income Fund of America (2)

Investment Company of America (2)

American Century

Equity Income Fund

Davis Funds

Davis New York Venture Fund

Delaware Investments

Delaware Small Cap Growth Fund (2)

Fidelity Investments

Fidelity Advisor Overseas Fund (2)

Fidelity Advisor Equity Growth Fund (2)

Fidelity Advisor Stock Selector Mid Cap Fund (2)

(2)	Closed to allocations of new premium payments and incoming transfers
(3)	BR S&P 500 Index Fund re-organized into this fund

SCHEDULE B-2 (Continued)

Subaccounts Subject to this Reinsurance Agreement

IRA Annuity (Continued)

Lord Abbett

Bond-Debenture Fund

Mid-Cap Stock Fund

MFS Investment Management

MFS Research International Fund

MFS Mid Cap Growth Fund

MFS Growth Fund

Oppenheimer Funds

Global Fund

Main Street Fund

Flexible Strategies Fund (4)

PIMCO Funds

Total Return Fund

Putnam Investments

Fund for Growth and Income

International Equity Fund

Voyager Fund

Seligman Value Fund Series

Smaller-Cap Value Fund

Franklin Templeton Investments

Templeton Foreign Fund

Templeton Growth Fund

Columbia Funds

Select Smaller-Cap Value Fund

Transamerica Funds

TA Dividend Focused

(4)	Formerly known as Quest Opportunity Value Fund